                                                                 EXHIBIT 4.5
 |--------|
 |        |
 |Revenue |
 |Stamp   |                         LOAN AGREEMENT
 |Y400,000|
 |--------|
                                                            _______________,199_

To: Sanwa Bank Co., Ltd.


Address:
Debtor:                            (seal)

Address:
Guarantor:                              (seal)


     I/we have loaned from your Bank, the following amount of money in accordance with the following terms and conditions, upon approval of the covenants in this Agreement and Agreement on Banking Transaction, which I/we have submitted separately.

     The Guarantor upon approval of the covenants on the other side of this certificate and (Agreement on Banking Transaction, Certificate of Submission of Deposit as Security, Certificate of Submission of Securities for Security (circle one)) which the Debtor has submitted separately.

                           TERMS AND CONDITIONS OF THE LOAN

Amount:   Y1,500,000,000

Purpose:

Loan Maturity: September 30, 1997

Rate of Interest:
               3.25% per annum, provided, however, that it shall be calculated on a prorated daily basis, supposing that one year consists of 365 days.

Method of Payment of the Principal and Interests:

Principal:

-----------------------------------------------------------------------------
-----------------------------------------------------------------------------
  Category of Payment      Date of Payment               Amount of Payment
-----------------------------------------------------------------------------
The First payment        October 31, 1997                     Y12,500,000

Second Payment to the    The last day of every month          Y12,500,000
payment before the last from the first payment payment

The Last Payment         September 30, 2007                   Y12,500,000
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------


Interest:

     On the date of the commencement of the loan, the interest for the period starting from such date to October 31, 1997 shall be paid. From then on, the interest shall be payable on the last day of each month, the amount of which shall be calculated for the period from the date immediately following such interest payment date to the next interest payment date.

     If the interest payment date shall fall under a bank holiday, the interest payment date shall be the immediately preceding date.

Default Interest:
     If any payment of the principal is delayed, default interest at the rate of 14% per annum for the amount overdue shall be paid (provided, however, that it shall be calculated on a prorated daily basis, supposing that one year consists of 365 days).

Account for Payment:
     The agreed payment of the principal and interest shall be deducted automatically from the following account in my/our name.

     Name of the Account:___________________

     Type of Account:  Ordinary Deposit Account

     Account Number:  10,552

     Notified Seal of the Deposit Account:  ( seal )

Special Agreement on Change of the Rate of Interest:

a) The interest rate of the Loan based on this agreement shall be 3.25% per annum and shall not be changed until the maturity date of the loan.

b) In this Loan, early payment of whole or part of the loan is not allowed. However, if your Bank approves that it is unavoidable to do so, early payment may be permitted at the Bank's discretion. I/we shall be liable for payment of damages prescribed by your Bank.

c) A financial agency fee for Y15,000,000 shall be payable to your Bank on September 30, 1997.

                                      COVENANTS

Article 1 Automatic Payment of the Principal

     We ask the Bank to withdraw the agreed amount of payment from the deposit account in the indicated name and appropriate them to payment on each agreed date of payment of principal and interest. For this payment procedure, the account records, submission of invoice of refund or issuance of current checks will not be done. If the account in the deposit does not satisfy the agreed amount of payment, we shall not raise any objections if such insufficient payment is deemed as no payment.

Article 2 Advance Payment

1. In the event that we intend to pay out the loan prior to the maturity date, we will notify your Bank prior to such advance payment.

2. In the event that we make any advance payment for part of the loan, we will make such payment in accordance with the following, as well as the preceding paragraph.

     Amount which I am permitted to make Advance Payment
          The total amount of the agreed amount of payment during the period of the advance payment.

     Payment Dates after Such Advance Payment:
          Payment of the principal shall cease for the period equivalent to the advance payment. Interest for such period shall be paid on each payment date of interest.

Article 3 Acceleration of Payment

(1) In case any one of the following events occurs to us, any and all obligations we owe to your Bank shall immediately become due and payable without any notice or demand, etc. from your Bank; and we shall pay such obligations forthwith:

     1. When we have become unable to pay debts (SHIHARAI TEISHI) or an application or petition is submitted for bankruptcy, commencement of composition of creditors (WAGI), commencement of corporate reorganization proceedings (KAISHA KOSEI), commencement of company arrangement (KAISHA SEIRI), or commencement of special liquidation (TOKUBETSU SEISAN).

     2. When the Clearing House of Japan in observance of its rules takes procedures for suspension of our transactions with banks and similar institutions.

     3. When order or notice of provisional attachment, preservative attachment or attachment is dispatched in respect of our or the guarantor's deposits and/or any other credits with your Bank.

     4. When our whereabouts become unknown to your Bank due to our failure to notify your Bank of change of our address or any other causes attributable to us.

(2) In any of the following cases, upon your Bank's demand, any and all obligations we owe to your Bank shall immediately become due and payable; and we shall pay them forthwith:

     1. When we fail to pay any of our obligations to your Bank when it is due.

     2. When property offered to your Bank as security is attached or public auction procedure is commenced in respect of such property.

     3.   When we violate the stipulations of any transactions with your Bank.

     4. When the guarantor falls under any one of the items of the preceding Paragraph or this Paragraph.

     5. In addition to each of the preceding items, when a reasonable cause necessitates the preservation of your Bank's rights.

Article 4 Deductions in Accounts

(1) In cases in which we must perform any obligations owed to your Bank because of maturity, acceleration of payment, occurrence of obligation to repurchase or because your Bank has acquired the right of claiming compensation from us or for any other causes, your Bank may set off against any such obligations at any time any of our deposits and/or any other credits with your Bank irrespective of the due dates of such deposits and/or other credits.

(2) In cases in which your Bank is able to effect a set off as mentioned in the preceding Paragraph, without any prior notice or any other procedures, your Bank may also obtain withdrawals from our deposits in lieu of our doing so, and may appropriate any such withdrawals to payments of our obligations.

(3) In cases in which your Bank makes any deductions in accounts according to the provisions of the preceding two Paragraphs, interest on our credits and damages, etc. shall be calculated up to the date on which the actual calculation is made by your Bank for the purposes of deductions, and the rate of interest and tariffs shall be in accordance with those reasonably fixed by your Bank; and with regard to the foreign exchange rate, the rate quoted at your Bank at the time when the actual calculation is made by your Bank shall apply.

Article 4-2    Deductions in Accounts (Ditto)

(1) We may set off any obligations we owe to your Bank against our deposits and/or any other credits with our Bank which have become due, even when such obligations have not yet become due.

(2) With regard to our credits or obligations in foreign currency or in free yen, we may not, notwithstanding the provisions of the preceding two Paragraphs, effect a set off until and unless they have become due and procedures required under foreign exchange laws and regulations have been completed for them.

(3) In cases in which we effect a set off under the provisions of the preceding two Paragraphs, a notice of the set off shall be made in writing and we shall affix our seal impression (or signature) which has previously been filed with your Bank to the certificate or passbook representing our deposits and/or other credits with your Bank which we have set off against our obligations and submit the same to your Bank forthwith.

(4) In cases in which we effect a set off, interest on our credits and obligations and damages, etc. shall be calculated up to the date on which our notice of the set off arrives at your Bank, and the rate of interest and tariffs shall be in accordance with those reasonably fixed by your Bank; and with regard to the foreign exchange rate, the rate quoted at your Bank at the time when the actual calculation is made by your Bank for the purpose of set offs shall apply. If there are any special commission fees prescribed in relation to early payment, we shall abide by such prescriptions.

Article 5 Designation of Appropriation

     In the event we made payments or your Bank made deductions in accounts as provided for in Article 4, and if in such cases the amount of such payments made by us or our deposits and any other credits with your Bank are insufficient to liquidate all of our obligations, your Bank may appropriate the amount of such payments or such deposits and other credits to satisfy our obligations in such order and in such manner as your Bank deems proper and we shall raise no objection to such appropriation.


Article 5-2    Designation of Appropriation (Ditto)

(1) In the event we effect a set off in accordance with Article 4-2, and if in such case our deposits and any other credits with your Bank are insufficient to liquidate all of our obligations, we may appropriate such deposits and other credits to satisfy our obligations in such order and in such manner as we designate.

(2) In the event we fail to designate the order and manner of appropriation under the preceding Paragraph, your Bank may appropriate our deposits and other credits with your Bank to satisfy our obligations in such order and in such manner as your Bank deems proper and we shall raise no objection to such appropriation.

(3) In the event our designation under Paragraph (1) is likely to interfere with the preservation of your Bank's rights, your Bank may, upon lodging an objection thereto without delay, appropriate our deposits and other credits with your Bank to satisfy our obligations in such order and in such manner as your Bank designates taking into consideration whether or not the obligations are secured or guaranteed and if secured or guaranteed, the extent of coverage of such security or guarantee, the degree of difficulty of disposition of such security, their due dates, etc.

(4) In case of appropriation by your Bank under the preceding two Paragraphs, your Bank may designate the order and manner of appropriation on the assumption that our obligations which are in fact not due have become due.

Article 6 Modification of Interest Rates

     [Altered by the Special Agreement on Change of the Interest Rate, SUPRA.]

Article 7 Assumption of Risks, Hold Harmless Clause, etc.

(1) In cases in which instruments which we have furnished to your Bank are lost, destroyed, damaged or delayed in arrival due to unavoidable circumstances such as incidents, calamities, accidents during transit, etc., we shall pay our obligations as recorded on your Bank's books, vouchers, etc.; and further, upon your Bank's demand, we shall forthwith furnish your Bank with substitute Bills and Notes or instruments. We shall make no claim whatsoever against your Bank with regard to losses and damages arising in such cases.

(2) In cases in which security which we have furnished to your Bank is lost or damaged due to unavoidable circumstances, we shall made no claim whatsoever against your Bank.

(3) In transactions in which your Bank has deemed our seal impression (or signature) genuine after checking with reasonable care the seal impression (or signature) on instruments against our seal impression (or specimen signature) filed with your Bank, we shall bear any losses and damages arising from forgery, alteration, wrongful use of instruments or seals (or signatures), and shall be liable in accordance with the terms of such instruments.

(4) We shall bear the reasonable expenses incurred in exercising or preserving your Bank's rights against us, or in collecting or disposing of any security; and we shall also bear any expenses required in the event we request your Bank to cooperate with us for the preservation of our rights.

Article 8 Changes in Matters Filed

(1) In cases of a change in the matters filed with your Bank such as our seal (or signature), name, trade name, representative, address, etc., we shall forthwith notify your Bank thereof in writing.

(2) In case any notice given by your Bank or any documents, etc. dispatched by your Bank in accordance with the preceding Paragraph, the notice or documents etc. shall be deemed to have arrived at the time they normally should have arrived.

Article 9 Guarantor

1. The Guarantor shall not claim any immunity from obligation even when your Bank modifies or cancels any security or other guarantee for any reasons at your Bank's discretion.

2. The Guarantor shall not effect a set off with the deposit or any other credit we have against your Bank.

3. When the Guarantor performs guarantee obligations, the right acquired by subrogation shall not be exercised without your Bank's approval while the
     transactions are continued between your Bank and us.   The Guarantor shall
     transfer the rights or its status acquired by the subrogation upon your Bank's request at no charge.

Article 10     Security

     In cases in which a reasonable and probable cause necessitates the preservation of your Bank's rights, we shall upon demand forthwith furnish to your Bank such security or additional security, or such guarantors or additional guarantors, as may be approved by your Bank.

Article 11     Obligation to Prepare Notarial Deed

     We and the Guarantor shall, at any time upon your Bank's request, entrust a notary public to take the necessary procedures to create notarial deeds including approval of obligation and submission to enforcement based on this Agreement.

Article 12     Jurisdiction by Agreement

     In the event that the institution of a lawsuit in connection with a transaction covered by this Agreement becomes necessary, we shall agree that the Court having the jurisdiction in the locale in which the head office or the branch of your Bank involved is situated shall be the competent Court.

Article 13     Registration in the Personal Credit Information Center

1. If I am an individual, I agree to having objective facts concerning the amount of loan, commencement date of the loan, final date of payment etc., based on this agreement registered at the Personal Credit Information Center managed by the bankers' association during the term of the loan and for five (5) years from complete payment. I also agree to having members of the Center, members of the other personal credit information institutions in partnership with the Center use such information for making decisions for their own transactions.

2. If I am an individual, when the events prescribed in the following items occur, I agree to having such facts registered and utilized in the same manner as the preceding paragraph for the term prescribed in each item.

     (1) When there was delay in payment and when the amount delayed was paid, 5 years from such delay.

     (2) When the Bank received payment from guarantor, surety or any other third party in connection with this loan, or when the bank collected payment by exercising its mortgage or by compulsory collection, five years from occurrence of such fact.

Article 14     Assignment of Obligatory Rights

1. We agree that your Bank may, in the future, assign to other financial institutions all or part of the obligatory rights based on this agreement. In this case, your Bank may omit notification of such fact to us. Provided that, however, even when your Bank's obligatory right is transferred to another financial institution, we shall be able to make payment for the entire amount of the loan to your Bank and your Bank shall deliver to the assignee such payment in accordance with the assigned amount. Also, your Bank may demand payment for the entire amount of the loan.

2. In connection to the obligatory right your Bank assigned in accordance with the preceding paragraph, we agree that while the assignee has entrusted your Bank as agent, your

Bank may manage and collect obligations based on this loan agreement.

                                      MEMORANDUM

                                                              ____________, 199_

TO: The Sanwa Bank, Ltd.

     Address:

     Debtor:  ___________________________

     We agree to the following covenants in addition to the covenants indicated in the Loan Agreement concluded on __________, 199_, concerning our loan of Y1,500 million from your Bank.


ARTICLE 1      ACCELERATION OF PAYMENT

(1) In case any one of the following events occurs to us, any and all obligations we owe to your Bank shall immediately become due and payable without any notice or demand, etc. from your Bank; and we shall pay such obligations forthwith:

     1. When we have become unable to pay debts (SHIHARAI TEISHI) or application or petition is submitted for bankruptcy, commencement of composition of creditors (WAGI), commencement of corporate reorganization proceedings (KAISHA KOSEI), commencement of company arrangement (KAISHA SEIRI), or commencement of special liquidation (TOKUBETSU SEISAN).

     2. When the Clearing House of Japan in observance of its rules takes procedures for suspension of our transactions with banks and similar institutions.

     3. When order or notice of provisional attachment, preservative attachment or attachment is dispatched in respect of our deposits and/or any other credits with your Bank.

     4. When our whereabouts become unknown to your Bank due to our failure to notify your Bank of change of our address or any other causes attributable to us.

(2) In any of the following cases, upon your Bank's demand, any and all obligations we owe to your Bank shall immediately become due and payable; and we shall pay them forthwith:

     1. When we fail to pay any of our obligations to your Bank when it is due.

     2. When property offered to your Bank as security is attached or public auction procedure is commenced in respect of such property.

     3.   When we violate the stipulations of any transactions with your Bank.

     4. When there is any direct or indirect decrease in GOSS GRAPHIC SYSTEMS INC.'s holding ratio in us or when there is any such attempt.

     5. When the guarantor falls under any one of the items of the preceding Paragraph or this Paragraph.

     6. In addition to each of the preceding items, when a reasonable cause necessitates the preservation of your Bank's rights.


ARTICLE 2      MAINTENANCE OF CAPITAL, RESTRICTIONS ON DISPOSAL OF PROFITS

     We shall obtain your prior approval, if we reduce our paid-in capital or reserves, or pay dividends or otherwise distribute our profits to parties outside of our company.

                             REVOLVING MORTGAGE AGREEMENT

                                                         _________________, 1997

5-6, Fushimicho 3-chome,
Chuo-ku, Osaka-shi

To:  The Sanwa Bank

Address:
Mortgagor:
Debtor:             (seal)


Address:
Mortgagor:          (seal)



ARTICLE 1      ESTABLISHMENT OF REVOLVING MORTGAGE

     Upon approval of the covenants of the Agreement on Banking Transactions submitted separately by the Debtor and the following articles, the Mortgagor established mortgage on the object owned by the Mortgagor indicated at the end of this certificate to jointly secure the obligations herein.

     1.   Maximum amount (KYOKUDO-GAKU):  Y

     2.   Scope of Obligatory Right Secured
          1)   Any and all obligatory rights arising from Banking Transactions
          2) Any and all obligatory rights (against us) arising from notes and checks your Bank has acquired from third parties.

     3.   Debtor
          Address:
          Name:

     4.   Date of Fixing the Amount of the Secured Credit:
                    not specified

ARTICLE 2      OBLIGATION OF REGISTER

     The Mortgagor shall complete registration procedures for the establishment of the Revolving Mortgage in the preceding paragraph and submit a certified copy of the register to your Bank. The same shall be done when any agreement on modifications or dispositions on the Revolving Mortgage is reached.

ARTICLE 3      MODIFICATION, ETC., OF THE SCOPE OF SECURED OBLIGATORY RIGHTS

     When there are request made from your Bank regarding modification of the scope of secured obligatory rights, increase in the maximum amount, assignment or partial assignment of the Revolving Mortgage, postponement of the maturity date, we shall agree without delay. We will not raise any objection when loan transactions are stopped due to unavoidable reasons for the purpose of preservation of obligatory rights.

ARTICLE 4      MODIFICATION IN THE JOINT REVOLVING MORTGAGE

     In case of a change in the scope of the secured obligatory rights, debtor or the maximum amount, or assignment of Revolving Mortgage or partial assignment thereof, we will cooperate in concluding the same agreements for all the Revolving Mortgage(s) and register such mortgage(s).

ARTICLE 5      OBJECT OF REVOLVING MORTGAGE

1) The Mortgagor shall not change the current figure of the object of the Revolving Mortgage or establish rights on behalf of third parties or assign the object of the Revolving Mortgage without a prior consent of your Bank.

2) Regardless of the cause, if the object of the Revolving Mortgage is lost, damaged or its price has decreased or there is a possibility of such loss, damage or decrease, the Debtor or the Mortgagor shall immediately notify your Bank of such circumstances.

3) When credits such as compensation, etc. is receivable for expropriation or any other cause, the Mortgagor shall establish pledge on such credit with your Bank as the pledgee.

ARTICLE 6      CASUALTY INSURANCE

1) During the term of the mortgage, the Mortgagor and the Debtor shall conclude or renew casualty insurance agreement with an insurance company approved by your Bank and in the amount your Bank has specified in relation to the object of the Revolving Mortgage, and establish pledge for your Bank on the right based on such insurance agreement or add special agreement clause to such insurance agreement.

2) If other insurance agreements are to be concluded in relation to the object of the Revolving Mortgage, other than the insurance agreement mentioned in the preceding paragraph, the Mortgagor shall immediately notify your Bank and take the same procedures as the preceding paragraph.

3) The Mortgagor shall follow the instructions of your Bank for renewal, novation, modification of the insurance agreement in the preceding two (2) paragraphs and disposition of insurance money, etc., after the insured object is damaged.

4) If your Bank concludes the necessary insurance agreement for preservation of your credit or concludes or renews insurance agreement on behalf of the Mortgagor and makes payment of premium, the Mortgagor and the Debtor shall pay damages at 14% per annum for the period from the day of payment for the premium and any other fees paid by your Bank in addition to the premium and any other fees paid by your Bank.

5) If your bank receives insurance money based on the insurance agreements prescribed in the preceding four paragraphs, your bank may appropriate such money to the payments of the loan, even before maturity, and irrespective of the appropriation order under statute and we shall not raise any objection.

ARTICLE 7      LEASE

1) When the term of lease for the land on which the mortgaged building stands matures, Mortgagor shall immediately take necessary procedures to renew the land lease agreement, and when there is a change in the owner of the land, the Mortgagor shall notify your bank immediately and send your Bank prior notice when the contents of the land lease may be changed.

2) The Mortgagor shall not take any action which might cause termination or any other extinguishment or modification of the land lease and when there is a possibility of termination, extinguishment or modification, the Mortgagor shall take necessary procedures for preservation of the land lease and without your Bank's approval, when the building is lost, the Mortgagor will not sublease the land lease or take any other discretionary measures.

3) When the mortgage building is lost due to fire or any other reason and obligations remain even after payment with insurance money, etc., if the Mortgagor is not going to build a new building immediately, the Mortgagor shall follow your Bank's instructions regarding the disposition of the land lease and your Bank may appropriate the amount of disposition for the payment of the Obligation.

ARTICLE 8      DISCRETIONARY DISPOSITION

     The object of mortgage shall be disposed of by your Bank in the method, time, price, etc., generally accepted and not necessarily by public auction and your Bank may appropriate the remaining amount after deducting fees from the acquired amount, to payment of the Obligation, irrespective of the legal order and the Mortgagor or the Debtor shall not raise any objection. If there is any remaining amount of debt, the Debtor shall immediately pay such amount.

ARTICLE 9      INVESTIGATION ON THE OBJECT OF REVOLVING MORTGAGE

     Whenever your Bank requests a report concerning the object of the Revolving Mortgage or to investigate the object of the Revolving Mortgage, the Mortgagor and the Debtor shall report immediately or cooperate with your Bank's investigation.

ARTICLE 10     COSTS

     The Mortgagor and the Debtor shall be jointly responsible for costs incurred for preparation of this Agreement and establishment, register of termination or modification of the Revolving Mortgage, or investigation of the object of the Revolving Mortgage or disposition thereof. Any amounts paid by your Bank shall be reimbursed immediately by the Mortgagor and the Debtor.

ARTICLE 11     OBLIGATION TO PRESERVE THE OBJECT OF THE REVOLVING MORTGAGE

1) The Mortgagor shall not raise any objection when other security or guarantee is modified or canceled due to reasons of your Bank.

2) Without approval of your Bank, the Mortgagor shall not exercise the rights acquired from your bank by subrogation of payment, while banking transactions between your Bank and the Debtor continues. When requested by your Bank, the Mortgagor shall assign such rights and/or the priority to your bank, free of charge.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Indication of the Object of the         Priority            Owner
     Revolving Mortgage
-------------------------------------------------------------------------------











--------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                      MEMORANDUM

                                                          ________________, 199_

To: The Sanwa Bank, Ltd.

     Debtor:


     Mortgagor:



     As security for the loan the Debtor owes to the Mortgagee, the land indicated in (a) at the end of this memorandum has been mortgaged for security, based on the Revolving Mortgage Agreement dated September 30, 1997. However, there are unregistered buildings on the mortgaged land.

     The Mortgagor and the Debtor confirm that the buildings mentioned above belong to the Mortgagor and confirm and promise the following:

1. The aforementioned (Revolving) Mortgage shall cover such unregistered buildings.

2. When a third party obtains ownership of the property (a) by auction or discretionary disposition based on your Bank's mortgage, ownership of the property (b) will be transferred to such third party.

3. When the Mortgagor register the property (b), the Mortgagor shall immediately register the Mortgagee's mortgage over such property. At the Mortgagee's request, the Mortgagor will immediately take the procedures mentioned above.

4. The Mortgagor not raise any objections if the Mortgagee deems it necessary and take the registration procedures in the preceding paragraph in lieu of the Mortgagor.

5. We will remove the buildings indicated in (b), upon your Bank's request to do so. We will not raise any objections when your bank removes it instead of us.

The amount of (Revolving) Mortgage      Y___________________

(a)  Specification of the Land

(b)  Specification of the Unregistered Building

  --------
 |        |
 |Revenue |
 |Stamp   |                         LOAN AGREEMENT
 |        |
 |        |
 |        |
  --------
                                                            September 30, 1997

To: The Industrial Bank of Japan, Ltd.

Address:
Debtor:

Address:
Joint and Several Guarantor:


ARTICLE 1      THE GIST OF THE LOAN

     We, upon acknowledgement of the covenants of the Agreement on Banking Transactions submitted separately, borrowed money based on the following:

1.   Amount:   Y1,500,000,000

2.   Purpose:  Operational Funds

3.   Loan Maturity: September 28, 2007

4.   Method of Payment:
               The first date of payment shall be October 31, 1997 and installments of Y12.5 million shall be payable on the last day of every following month, and shall complete payment of the remaining amount by the maturity date. Therefore, the amount of last payment may differ from the amount of installments paid in preceding months.

5.   Rate of Interest:
               3.25% per annum, provided, however, that it shall be calculated on a prorated daily basis, supposing that one year consists of 365 days.

6.   Term and Method of Payment of Interest:

               The first date of payment of interest shall be October 31, 1997 and on the last day of every following month. The interest for the period from the date immediately following an interest payment date through the next interest payment date (regarding the first interest payment, for the period from the drawdown date to the next interest payment date) shall be payable IN ADVANCE on each such interest payment date.

7.   Default Interest:
               In the event of default of payment, default interest of 14% per annum for the amount overdue shall be paid (provided, however, that it shall be calculated on a prorated daily basis, supposing that one year consists of 365 days).

8.   Others:   Y15 million shall be paid on September 30, 1997 as the financial agency fee in relation to this agreement.

ARTICLE 2      EARLY PAYMENT

     1. If, due to unavoidable reasons, we make payment for all or part of the obligations under this Agreement before the date of maturity, we shall obtain your prior approval.

     2. In a case set forth in the preceding paragraph, if the agreed rate of interest is greater than the lower of i) the long-term prime rate of your Bank at the time of such early payment or ii) the re-investment rate set by your Bank for the period from such early payment to the maturity date (hereinafter the "Standard Rate"), we shall immediately pay the difference between the amount calculated based on the agreed rate of interest for the period starting from the date of the early payment to the maturity date, and the amount calculated based on the Standard Rate for the same period, as commission fee for the early payment.

ARTICLE 3      GUARANTEE

1. The Guarantor shall be responsible for any and all obligations of the Debtor owed to your Bank, under this Agreement. For the performance of such obligations, the Guarantor shall abide by the covenants of the Agreement on Banking Transactions, as well as this Agreement.

2. The Guarantor shall not claim indemnity in cases where your Bank has released or modified securities or any other guarantees due to reasons of your own.

3. The Guarantor shall not set off obligations with the deposit which the Debtor has in your bank or any other counter credits the Debtor may have.

4. When the Guarantor performs its obligations prescribed in Paragraph 1 herein and acquires your Bank's rights by subrogation, the Guarantor shall not execute such rights without your Bank's approval while there is still banking transactions effective between your Bank and the Debtor. Also, if your Bank demands assignment of such rights or status, the Guarantor shall assigns such rights or status with no charge.

5. If the Guarantor guarantees regarding other transactions between the Debtor and your Bank, those guarantees shall not be altered by this Guarantee Agreement. Also, if there is guarantee with a limit, the amount of this guarantee shall be added to such maximum amount of guarantee. Any future guarantee for future transactions between the Debtor and your Bank shall be the same.

ARTICLE 4      ASSIGNMENT OF CREDIT

1. We consent in advance that your Bank may assign all or part of the loan credit under this Agreement to another financial institution or other entities. In such case, a notice to be sent from your Bank to us may be omitted, provided, however, that even when your Bank's credit against us has been assigned to another financial institution or other entities, we may still make payments for the entire amount of the loan in accordance with the method prescribed in
Article 1, "The Gist of the Loan" and your Bank shall hand this amount over to the assignee. Also, your Bank may demand payment for such amount. We confirm that the covenants of the Agreement on Banking Transactions which we have submitted to your Bank will still be in force even after assignment of the credit.

2. For the credit you have assigned pursuant to the preceding paragraph, while receiving delegation from the assignee, we agree that your Bank will conduct management and collection of the credit as an agent of the assignee pursuant to this Agreement.

ARTICLE 5      FINANCIAL RESULTS

     We shall submit with your Bank business report, balance sheet, and profit and loss statement, etc. for every settlement term.

ARTICLE 6      COSTS AND EXPENSES

     We shall be responsible for the costs and expenses incurred for preparation of this Agreement, any other costs in relation to this Agreement and costs incurred to your Bank for preservation of your credit.

ARTICLE 7      NOTARIZED DEED

     We and the Guarantor shall, upon your request, assign a notary public at any time for admittance of the credit under this Agreement and take necessary measures to prepare notarized deeds in which we shall consent to subject to a compulsory execution.

ARTICLE 8      CAPITAL STRUCTURE & RESTRICTION ON DISPOSITION OF PROFITS

     If we reduce our paid-in capital or reserves, or pay dividends or otherwise distribute our profits to parties outside of our company, we shall obtain your Bank's prior approval.

ARTICLE 9      ACCELERATION OF PAYMENT

9.1 In case any one of the following events occurs to us, any and all obligations we owe your Bank shall immediately become due and payable without any notice or demand, etc. from your Bank; and we shall pay such obligations forthwith:

     1. When we have become unable to pay debts or application or petition is submitted for bankruptcy, commencement of composition of creditors
          (WAGI), commencement of corporate reorganization proceedings (KAISHA KOSEI), commencement of company arrangement (KAISHA SEIRI), or commencement of special liquidation (TOKUBETSU SEISAN).

     2. When the Clearing House of Japan in observance of its rules takes procedures for suspension of our transactions with banks and similar institutions.

     3. When order or notice of provisional attachment, preservative attachment or attachment is dispatched in respect of our deposits and/or any other credits with your Bank.

     4. When our whereabouts become unknown to your Bank due to our failure to notify your Bank of change of our address or any other causes attributable to us.

(2) In any of the following cases, upon your Bank's demand, any and all obligations we owe your Bank shall immediately become due and payable; and we shall pay them forthwith:

     1. When we fail to pay any of our obligations to your Bank when it is due.

     2. When property offered to your Bank as security is attached or public auction procedure is commenced in respect of such property.

     3.   When we violate the stipulations of any transactions with your Bank.

     4. When there is direct or indirect decrease in GOSS GRAPHIC SYSTEMS INC.'s holding ratio in us or when there is any such attempt.

     5. When the guarantor falls under any one of the items of the preceding Paragraph or this Paragraph.

     6. In addition to each of the preceding items, when a reasonable cause necessitates the preservation of your Bank's rights.

                                  MORTGAGE AGREEMENT

                                                            September 30, 1997

3-3, Marunouchi 1-chome
Chiyoda-ku, Tokyo

To:  The Industrial Bank of Japan, Ltd.


Address:
Debtor and Mortgagor:

Address:
Mortgagor:


ARTICLE 1      ESTABLISHMENT OF MORTGAGE

1) Upon approval of the covenants of the Agreement on Banking Transactions submitted separately by the Debtor, the Mortgagor established mortgage on the object indicated at the end of this certificate in the order indicated at the end of this certificate to secure any and all obligations for which the Debtor is responsible for based on the Agreement below (hereinafter the "Obligation").

     1.   The Name of the Agreement:
          Loan Agreement concluded on September 30, 1997

     2.   Amount:   Y1,500 million

     3.   Rate of Interest:
          3.25% per annum. (calculated on a prorated daily basis, supposing that one year consists of 365 days)

     4.   Default Interest:
          14% per annum. (calculated on a prorated daily basis, supposing that one year consists of 365 days)

2) The Mortgagor represents and warrants that there are no rights or facts which might interfere with the execution of this mortgage.

ARTICLE 2      OBLIGATION OF REGISTER

     The Mortgagor and the Debtor shall, in compliance with your instructions, complete registration procedures for the establishment of mortgage in the preceding paragraph and submit a certified copy of the register to your Bank. The same shall be done when any agreement on modifications or dispositions on the mortgage reached.

ARTICLE 3      ADDITION TO THE MORTGAGE OR PROVIDING SUBSTITUTE MORTGAGE

1) When the object of mortgage is altered, damaged, lost or any other modification occurs or when the value of the mortgage decreased, irrespective of the reason for such modifications, the Mortgagor and the Debtor shall notify your Bank immediately.

2) In the case of the preceding paragraph, the Mortgagor and the Debtor shall submit additional or substitute mortgage upon your request or give surety or make payment for all or part of this Obligation in accordance with your instructions.

ARTICLE 4 ASSIGNMENT OR LEASE OF OBJECT OF MORTGAGE OR PROHIBITION OF PROVIDING MORTGAGE, ETC.

1) Mortgagor will not assign, lease or establish mortgage on the object of mortgage (includes leasehold of the land on which the mortgaged building stands, the same shall apply hereafter) without your Bank's approval, and will not do anything to cause you damage such as modifying the current state, etc.

2) When credits such as compensation, etc. are receivable for expropriation or any other cause, the Mortgagor and the Debtor shall notify your Bank immediately without delay and take procedures necessary such as establishing pledge on such credit to enable your Bank to receive these amounts directly.

3) When your Bank has received compensation, etc. in accordance with the preceding paragraph, your Bank may appropriate these amounts to payment of the credit, even before maturity and irrespective of the order of allocation under any statute.

ARTICLE 5      CASUALTY INSURANCE

1) During the term of the mortgage, the Mortgagor and the Debtor shall conclude or renew a casualty insurance agreement with an insurance company approved by your Bank and in the amount your Bank has specified in relation to the object of the mortgage, and in accordance with your Bank's instructions, establish pledge for your Bank on the right based on such insurance agreement or add special agreement clause to such insurance agreement.

2) If other insurance agreements are to be concluded in relation to the object of mortgage, other than the insurance agreement mentioned in the preceding paragraph, the Mortgagor and the Debtor shall, upon obtaining your prior approval, take the same procedures as the preceding paragraph.

3) The Mortgagor and the Debtor shall follow the instructions of your Bank for renewal, novation, modification of the insurance agreement in the preceding two
(2) paragraphs and disposition of insurance money, etc., after damage to the insured object.

4) If your Bank concludes the necessary insurance agreement for preservation of your credit or concludes or renews insurance agreement on behalf of the Mortgagor and makes payment of premium, the Mortgagor and the Debtor shall pay damages at 14% per annum (provided, however, it is calculated on a prorated daily basis, supposing that one year consists of 365 days) for the period from the date of payment for the premium and any other fees paid by your Bank.

5) If your bank receives insurance money based on the insurance agreements prescribed in the preceding four (4) paragraphs, your bank may appropriate such money to payment of the Obligation, even before maturity, and irrespective of the statutory order of allocation.

ARTICLE 6      LEASEHOLD OF LAND

1) When the term of lease for the land which the mortgaged building is built on matures, Mortgagor shall take the necessary procedures to renew the land lease agreement, except for cases of Article 22, Article 23 and Article 24 of the Law on Lease of Land and Buildings. When there is any change in the owner of the land, the Mortgagor shall notify your bank immediately. The Mortgagor shall provide the Bank with a prior notice when the type or contents of the land lease is changed.

2) The Mortgagor shall not take any action which might cause termination or any other extinguishment or modification of the land lease and when there is a possibility of termination, extinguishment or modification, the Mortgagor shall take necessary procedures for preservation of the land lease. Even if the building is demolished, unless your Bank approves, the Mortgagor will not sublease the land leasehold or take any other discretionary measures.

3) When the mortgaged building is lost due to fire or any other reason, and a new building is to be built, the Mortgagor shall immediately put up a notice prescribed in Article 10, Paragraph 2 of the Law on Lease of Land and Buildings and obtain approval of the land owner without delay to build a building and establish the same mortgage with the same order as this mortgage. If the building is not built immediately, and obligations remain even after payment with insurance money, etc., the Mortgagor shall follow your Bank's instructions regarding the disposition of the land lease and your Bank may appropriate the amount of disposition for the payment of the Obligation.

ARTICLE 7      DISCRETIONARY DISPOSITION
     The object of the mortgage shall be disposed of by your Bank in the method, time, price, etc., generally accepted and not necessarily by a public auction and remaining amount after deducting fees from the acquired amount, irrespective of the legal order, your Bank may appropriate such money to payment of the Obligation. If there is remaining Obligation, the debtor shall immediately pay such amount.

ARTICLE 8      INVESTIGATION IN THE OBJECT OF THE MORTGAGE
     Whenever your Bank requests investigation in the object of the mortgage or submission of a report concerning the object of the mortgage, the Mortgagor and the Debtor shall accept such request and cooperate with your Bank's investigation.

ARTICLE 9      FEES
     The Mortgagor and the Debtor shall be jointly responsible for fees incurred for preparation of this Agreement and establishment, release and register of modification or investigation of the mortgage or disposition thereof and any other fees necessary for preservation of the rights based on this Agreement and any amounts paid by your Bank shall be immediately paid by the Mortgagor and the Debtor.

ARTICLE 10     OBLIGATION TO PRESERVE SECURITY

1) The Mortgagor will not claim indemnification when other security or guarantee is modified or canceled due to reasons of your Bank.

2) Without approval of your Bank, the Mortgagor shall not exercise the rights acquired from your bank by subrogation of payment, while banking transactions between your Bank and the Debtor is in effect. When requested by your Bank, the Mortgagor shall assign such rights and order to your bank, free of charge.

                                      MEMORANDUM

                                                            September 30, 1997

To: The Industrial Bank of Japan, Ltd.


     Address:

     Debtor:


     Address:

     Surety:


     Address:

     Surety:


     We promise that we will take procedures to make the order of all of the mortgage below established on the object indicated in Article 1 of the Mortgage Agreement dated September 30, 1997 to be the same.

     We submit this memorandum signed with the joint and several guarantor for confirmation.



MORTGAGEE                AGREEMENT ON                  MAXIMUM AMOUNT OR
                         ESTABLISHMENT OF              AMOUNT OF CREDIT
                         MORTGAGE


The Sanwa Bank, Ltd.     Revolving Mortgage            Y1,500,000,000
                         Agreement



The Industrial Bank      Revolving Mortgage            Y1,500,000,000
of Japan, Ltd.           Agreement

                                 MEMORANDUM ON MERGER


To: The Industrial Bank of Japan, Ltd.

                                                            September 30, 1997



                         Goss:

                            REVOLVING MORTGAGE AGREEMENT

                                                            September 30, 1997

3-3, Marunouchi 1-chome, Chiyoda-ku, Tokyo

To:  The Industrial Bank of Japan, Ltd.

Address:
Mortgagor:
Debtor:             (seal)


Address:
Mortgagor:          (seal)



ARTICLE 1      ESTABLISHMENT OF REVOLVING MORTGAGE

1. Upon approval of the covenants of the Agreement on Banking Transactions submitted separately by the Debtor, the Mortgagor established mortgage on the object owned by the Mortgagor indicated at the end of this certificate to jointly secure the obligations herein.

2. The Mortgagor guarantees that there are no rights or facts which may interfere with the exercise of this Revolving Mortgage on the object of Revolving Mortgage.

     (1)  Maximum amount (KYOKUDO-GAKU):  Y1,500,000,000

     (2)  Scope of Obligatory Right Secured
          1    Any and all obligatory rights arising from Banking Transactions
          2    Any and all obligatory rights (against us) arising from notes and checks your Bank has acquired from third parties.

     (3)  Debtor:   As indicated above.

     (5)  Date of Fixing the Amount of the Secured Credit:
                    not specified

ARTICLE 2      OBLIGATION OF REGISTER

     In accordance to your Bank's instructions, the Mortgagor and the Debtor shall complete registration procedures for the establishment of Revolving Mortgage in the preceding paragraph and submit a certified copy of the register to your Bank. The same shall be done when any agreement on modifications or dispositions on Revolving Mortgage is reached.

ARTICLE 3      MODIFICATION, ETC., OF THE SCOPE OF SECURED OBLIGATORY RIGHTS

     When there are request made from your Bank regarding modification of the scope of secured obligatory rights, increase in the maximum amount, assignment or partial assignment of Revolving Mortgage, postponement of the maturity date, we shall agree without delay.


ARTICLE 4      ADDITION TO THE MORTGAGE OR PROVIDING SUBSTITUTE MORTGAGE

1) When the object of Revolving Mortgage is altered, damaged, lost or any other modification occurs or when the value of the mortgage decreased, irrespective of the reason for such modifications, the Mortgagor and the Debtor shall notify your Bank immediately.

2) In the case of the preceding paragraph, the Mortgagor and the Debtor shall submit additional or substitute mortgage upon your request or give surety or make payment for all or part of this Obligation in accordance with your instructions.


ARTICLE 5      MODIFICATION IN THE JOINT REVOLVING MORTGAGE

     In case of a change in the scope of the secured obligatory rights, debtor or the maximum amount, or assignment of Revolving Mortgage or partial assignment thereof, the Mortgagor will cooperate in concluding the same agreements for all Revolving Mortgage(s) and register such mortgage(s).

ARTICLE 6 ASSIGNMENT OR LEASE OF OBJECT OF MORTGAGE OR PROHIBITION OF PROVIDING MORTGAGE, ETC.

1) Mortgagor will not assign, lease or establish mortgage on the object of Revolving Mortgage (includes leasehold of the land on which the mortgaged building stands, the same shall apply hereafter) without your Bank's approval, and will not do anything to cause you damage such as modifying the current state, etc.

2) When credits such as compensation, etc. are receivable for expropriation or any other cause, the Mortgagor and the Debtor shall notify your Bank immediately without delay and take procedures necessary such as establishing pledge on such credit to enable your Bank to receive these amounts directly.

3) When your Bank has received compensation, etc. in accordance with the preceding paragraph, your Bank may appropriate these amounts to payment of the credit, even before maturity and irrespective of the order of allocation under any statute.


ARTICLE 7      CASUALTY INSURANCE

1) During the term of the mortgage, the Mortgagor and the Debtor shall conclude or renew casualty insurance agreement with an insurance company approved by your Bank and in the amount your Bank has specified in relation to the object of Revolving Mortgage, and, in accordance with your instructions, establish pledge for your Bank on the right based on such insurance agreement or add special agreement clause to such insurance agreement.

2) If other insurance agreements are to be concluded in relation to the object of Revolving Mortgage, other than the insurance agreement mentioned in the preceding paragraph, the Mortgagor and the Debtor shall obtain prior approval from your Bank and take the same procedures as the preceding paragraph.

3) The Mortgagor shall follow the instructions of your Bank for renewal, novation, modification of the insurance agreement in the preceding two (2) paragraphs and disposition of insurance money, etc., after the insured object is damaged.

4) If your Bank concludes the necessary insurance agreement for preservation of your credit or concludes or renews insurance agreement on behalf of the Mortgagor and makes payment of premium, the Mortgagor and the Debtor shall pay damages at 14% per annum (supposing that one year consists of 365 days) from the day of payment of the premium and any other fees paid by your Bank in addition to the premium and any other fees paid by your Bank.

5) If your bank receives insurance money based on the insurance agreements prescribed in the preceding four paragraphs, your bank may appropriate such money to the payments of the loan, even before maturity, and irrespective of the appropriation order under statute.


ARTICLE 8      LEASE

1) When the term of lease for the land which the mortgaged building is built on matures, Mortgagor shall take the necessary procedures to renew the land lease agreement, except for cases of Article 22, Article 23 and Article 24 of the Law on Lease of Land and Buildings. When there is any change in the owner of the land, the Mortgagor shall notify your bank immediately. The Mortgagor shall provide the Bank with a prior notice when the type or contents of the land lease is changed.

2) The Mortgagor shall not take any action which might cause termination or any other extinguishment or modification of the land lease and when there is a possibility of termination, extinguishment or modification, the Mortgagor shall take necessary procedures for preservation of the land lease and without your Bank's approval, when the building is lost, the Mortgagor will not sublease the land lease or take any other discretionary measures.

3) When the mortgaged building is lost due to fire or any other reason, and a new building is to be built, the Mortgagor shall immediately put up a notice prescribed in Article 10, Paragraph 2 of the Law on Lease of Land and Buildings and obtain approval of the land owner without delay to build a building and establish the same Revolving Mortgage with the same order as this Revolving Mortgage. If the building is not built immediately, and obligations remain even after payment with insurance money, etc., the Mortgagor shall follow your Bank's instructions regarding the disposition of the land lease and your Bank may appropriate the amount of disposition for the payment of the Obligation.


ARTICLE 9      DISCRETIONARY DISPOSITION

     The object of Revolving Mortgage shall be disposed of by your Bank in the method, time, price, etc., generally accepted and not necessarily by public auction and your Bank may appropriate the remaining amount after deducting fees from the acquired amount, to payment of the Obligation, irrespective of the legal order and the Mortgagor or the Debtor shall not raise any objection. If there is any remaining amount of debt, the Debtor shall immediately pay such amount.


ARTICLE 10     INVESTIGATION ON THE OBJECT OF REVOLVING MORTGAGE

     Whenever your Bank requests investigation in the object of Revolving Mortgage or submission of a report concerning the object of Revolving Mortgage, the Mortgagor and the Debtor shall accept such request and cooperate with your Bank's investigation.

ARTICLE 11     COSTS

     The Mortgagor and the Debtor shall be jointly responsible for costs incurred for preparation of this Agreement and establishment, register of termination or modification of Revolving Mortgage, or investigation of the object of Revolving Mortgage or disposition thereof. Any amounts paid by your Bank shall be reimbursed immediately by the Mortgagor and the Debtor.


ARTICLE 12     OBLIGATION TO PRESERVE THE OBJECT OF REVOLVING MORTGAGE

1) The Mortgagor shall not raise any objection when other security or guarantee is modified or canceled due to reasons of your Bank.

2) Without approval of your Bank, the Mortgagor shall not exercise the rights acquired from your bank by subrogation of payment, while banking transactions between your Bank and the

Debtor continues. When requested by your Bank, the Mortgagor shall assign such rights and/or the priority to your bank, free of charge.

(Description of Mortgaged Properties)

[translation omitted.]